DOV Pharmaceutical, Inc.

Offer to Exchange

Shares of Convertible Preferred Stock Plus a Cash Payment

for

Each $1,000 Principal Amount of Outstanding

2.50% Convertible Subordinated Debentures due 2025

(the “Debentures”)

CUSIP Nos. 259858AA6 and 259858AB4

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, MARCH 5, 2007 (THE “EXPIRATION DATE”) UNLESS EXTENDED BY DOV PHARMACEUTICAL, INC. WITH THE CONSENT OF HOLDERS OF A MAJORITY IN OUTSTANDING PRINCIPAL AMOUNT OF THE DEBENTURES.

IN THE EVENT YOU WISH TO TENDER YOUR DEBENTURES IN THE EXCHANGE OFFER, YOU MUST ELECT FROM TWO ALTERNATIVE CONSIDERATIONS. EACH ALTERNATIVE INCLUDES A CASH PAYMENT OF $212.50, PLUS SHARES OF CONVERTIBLE PREFERRED STOCK. THE TERMS OF THE TWO SERIES OF CONVERTIBLE PREFERRED STOCK OFFERED IN THE TWO ALTERNATIVES THAT YOU MAY SELECT FROM VARY AS TO THEIR RESPECTIVE RIGHTS, PREFERENCES AND PRIVILEGES AND HOLDERS OF DEBENTURES ARE URGED TO READ THE OFFER TO EXCHANGE, INCLUDING THOSE PORTIONS OF THE OFFER TO EXCHANGE THAT COMPARE THE RIGHTS, PREFERENCES, POWERS AND PRIVILEGES OF THE NEW SERIES C CONVERTIBLE PREFERRED STOCK AND THE ALTERNATIVE SERIES D CONVERTIBLE PREFERRED STOCK.

To Our Clients:

Enclosed for your consideration is an Offer to Exchange, dated January 29, 2007 (as the same may be amended and supplemented from time to time, the “Offer to Exchange”) of DOV Pharmaceutical, Inc, (the “Company”), and a Letter of Transmittal (as the same may be amended and supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Exchange, the “Offer Documents”) relating to the Company’s offer to exchange a cash payment of $212.50 plus either

(i)

8 shares of new series C convertible preferred stock, par value $1.00 per share and liquidation preference of $100 per share, or

(ii)

8 shares of new series D convertible preferred stock, par value $1.00 per share and no initial stated liquidation preference

(the cash payment plus whichever series of convertible preferred stock that a holder elects to receive, the “Exchange Consideration”) for each $1,000 principal amount of our outstanding 2.50% Convertible Subordinated Debentures Due 2025 (the “Debentures”) that you validly tender before the Expiration Date, upon the terms and subject to the conditions as set forth in the Offer Documents. The Exchange Consideration will be in full satisfaction of the principal amount of, and any accrued but unpaid interest through the consummation of the Exchange Offer on, the Debentures so tendered and accepted, including the interest payment that was due and payable on January 16, 2007. The Exchange Offer is being extended to all holders of Debentures.

Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

This material relating to the Exchange Offer is being forwarded to you as the beneficial owner of Debentures held by us for your account or benefit but not registered in your name. A tender of any Debentures may only be made by us as the registered Holder and pursuant to your instructions. Therefore, beneficial owners of Debentures registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such registered Holder promptly if they wish to tender Debentures pursuant to the Offer.

Accordingly, we request instructions as to whether you wish us to tender Debentures with respect to any or all of the Debentures held by us for your account. We urge you to read carefully the Offer to Exchange and the Letter of Transmittal and the other materials provided herewith before instructing us to tender your Debentures.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Debentures on your behalf in accordance with the provisions of the Exchange Offer. Please note that tenders of Debentures must be received by the Expiration Date, 5:00 p.m., New York City time, on March 5, 2007, unless extended or earlier terminated by the Company with the consent of holders of a majority in outstanding principal amount of the Debentures.

Tenders of Debentures may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

Your attention is directed to the following:

1.

The Exchange Offer is being made for any and all Debentures.

2.

The Offer to Exchange, which contains important information, including information regarding the Company’s financial condition.

3.

If you wish to tender any Debentures pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender of Debentures on your behalf on or prior to the Expiration Date (5:00 p.m., New York City time, on March 5, 2007, unless extended by the Company with the consent of holders of a majority in outstanding principal amount of the Debentures or earlier terminated by the Company).

4.

The Exchange Offer is subject to certain conditions set forth in the Offer to Exchange under the caption “The Exchange Offer-Conditions to the Completion of the Exchange Offer.” The Exchange Offer is conditioned upon the valid tender of at least 99% of the aggregate principal amount of the outstanding Debentures. This condition may be modified by the Company with the consent of the holders of a majority in outstanding principal amount of the Debentures. The Company reserves the absolute right to waive satisfaction of any or all other conditions described in the Offer to Exchange. If the Exchange Offer is withdrawn or otherwise not completed, no convertible preferred stock and cash will be exchanged for the Debentures.

Please note that in the event you desire to tender any or all of your Debentures in the Exchange Offer, you must elect to receive one of two different consideration alternatives. In each alternative, you will receive a cash payment of $212.50 per $1,000 in principal amount of Debentures validly tendered and accepted. The difference between the two alternatives are contained within the terms of the convertible preferred stock offered in each alternative. In summary:

New Series C Convertible Preferred Stock: The terms of the new series C convertible preferred stock offered in one of the Exchange Consideration alternatives include voting rights, an initial stated liquidation preference of $100 per share, seniority as to the alternative series D convertible preferred stock and the right to convert into shares of common stock as described more fully in the Offer to Exchange, as well as a requirement that all shares of new series C convertible preferred stock convert into shares of common stock, without any action on the part of the holder, upon the occurrence of certain events.

Alternative Series D Convertible Preferred Stock: In contrast, the alternative series D convertible preferred stock has no voting rights except as required by law, has no initial stated liquidation preference, is junior to the new series C convertible preferred stock and is convertible into shares of common stock on the same terms as the new series C convertible preferred stock, although it is not required to convert into common stock upon the occurrence of those events that cause the new series C convertible preferred stock to mandatorily convert into common stock. In addition, the alternative series D convertible preferred stock contains a restriction on a holder’s ability to convert in the event the holder would beneficially own in excess of 9.9% of the Company’s capital stock entitled to vote generally following such conversion.

Holders of Debentures are urged to read the Offer to Exchange, including those portions of the Offer to Exchange that compare the rights, preferences, powers and privileges of the new series C convertible preferred stock and the alternative series D convertible preferred stock.

If you wish to have us tender any or all of your Debentures held by us for your account or benefit pursuant to the Exchange Offer, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Debentures held by us and registered in our name for your account.

LETTER OF INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer to Exchange a cash payment of $212.50 plus either

(i)

8 shares of new series C convertible preferred stock, par value $1.00 per share and liquidation preference of $100 per share, or

(ii)

8 shares of new series D convertible preferred stock, par value $1.00 per share and no initial stated liquidation preference

(the cash payment plus whichever series of convertible preferred stock that a holder elects to receive, the “Exchange Consideration”) for each $1,000 principal amount of our outstanding 2.50% Convertible Subordinated Debentures Due 2025 (the “Debentures”). The undersigned understands that the Exchange Consideration will be in full satisfaction of the principal amount of, and any accrued but unpaid interest through the consummation of the Exchange Offer on, the Debentures so tendered and accepted, including the interest payment that was due and payable on January 16, 2007.

The undersigned elects to receive the Exchange Consideration as follows (please check applicable box):

☐

a cash payment of $212.50 plus 8 shares of new series C convertible preferred stock, par value $1.00 per share and liquidation preference $100 per share, which new series C convertible preferred stock:

(i)

votes with the Company’s common stock on an as-converted basis and votes as a class on certain matters,

(ii)

has an initial liquidation preference of $100 per share,

(iii)

is senior in a liquidation to the alternative series D convertible preferred stock,

(iv)

is convertible into common stock, and

(v)

mandatorily converts into common stock upon certain events as described in the Offer Exchange;

Or
☐

a cash payment of $212.50 plus 8 shares of alternative series D convertible preferred stock, par value $1.00 per share, which alternative series D convertible preferred stock:

(i)

has no voting rights except as required by law,

(ii)

has no initial stated liquidation preference,

(iii)

is junior to the new series C convertible preferred stock,

(iv)

is convertible into common stock, although there are restrictions on a holders ability to convert if such holder would beneficially own in excess of 9.9% of the Company’s capital stock entitled to vote generally; and

(v)

is not mandatorily convertible into common stock upon the occurrence of those events that cause the new series C convertible preferred stock.

The Company urges all holders of Debentures to read the Offer to Exchange, including those portions of the Offer to Exchange that compare the rights, preferences, powers and privileges of the new series C convertible preferred stock and the alternative series D convertible preferred stock.

[Instructions Continued on Next Page]

[Holders Of Debentures Must Complete The Election Of Consideration On The Prior Page]

This will instruct you to tender the principal amount indicated below of the Debentures held by you for the account of the undersigned pursuant to the terms and conditions set forth in the Offer to Exchange, dated January 29, 2007, and the related Letter of Transmittal.

Type of Security	Principal Amount Held for Account of Holder(s)	Principal Amount to be Tendered and as to which Consents are to be Given*
2.50% Convertible Subordinated Debentures due January 15, 2025

——————

*

Unless otherwise indicated, the entire aggregate principal amount indicated in the box entitled “Principal Amount Held for Account of Holder(s)” will be tendered.

Date	Signature(s)

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